Exhibit B



                          NORTHQUEST CAPITAL FUND, INC.

                         BOARD OF DIRECTORS' RESOLUTION
                            APPROVING FIDELITY BOND




                                                               December 28, 2007

The Directors at this meeting discussed the renewal of the Fund's Investment Company Blanket Bond (13FI10239414). The Board determined that the bond coverage of $125,000 is reasonable in form and amount for the aggregate assets of the Fund; and the Board approves the payment of $936 for the bond premium for the year ending January 3, 2009.

Our signatures below indicate that, to the best of our knowledge, the above described bond meets the requirements specified by the Securities and Exchange Commission for fidelity bond insurance coverage for federally registered mutual funds, such as the NorthQuest Capital Fund.


                By: /s/    Peter J. Lencki
                        ________________________________
                           Peter J. Lencki, Director


                By: /s/    Robert S. Keesser
                        ________________________________
                           Robert S. Keesser, Director


                By: /s/    John G. Padovano
                        ________________________________
                           John G. Padovano, Director


                By: /s/    Robert R. Thompson
                        ________________________________
                           Robert R. Thompson, Director